Exhibit 10.3
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS OPTION OR ANY OPTION SHARES ISSUABLE ON EXERCISE OF THIS OPTION BEFORE NOVEMBER 11, 2023

OPTION AGREEMENT - EMPLOYEES
This Option Agreement (the “Agreement”) is entered into between Arbutus Biopharma Corporation (the “Company”) and J. Christopher Naftzger (the “Optionee”), and is being granted in respect of the Optionee being an employee of Arbutus Biopharma Inc. (“Arbutus”), and confirms that:
1.On July 10, 2023 (the “Grant Date”), the Optionee is granted the option (the “Option”) to purchase 500,000 common shares (the “Option Shares”) of the Company at a per share price of US$2.26;
2.the Option is granted to the Optionee in connection with the Optionee entering into employment with Arbutus and is an inducement material to the Optionee’s entry into employment within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules;
3.the Option shall be subject to and governed by, and shall be construed and administered in accordance with, the terms and conditions of the Arbutus 2016 Omnibus Share and Incentive Plan (the “Plan”), which terms and conditions are incorporated herein by reference; provided, however, that the Option is not awarded under the Plan and the grant of the Option shall not reduce the number of common shares in the capital of the Company available for issuance under awards issued pursuant to the Plan;
4.subject to Sections 7, 8 and 9 below, the Option shall vest over a four-year period, with 25% of the Option Shares vesting on the first anniversary of the Grant Date and the remaining 75% of the Option Shares vesting over the subsequent three-year period in substantially equal monthly installments at a rate of 1/48th of the total original number of Option Shares each month, subject to the Optionee’s continued employment with Arbutus through each applicable vesting date, and will be exercisable in whole up to July 10, 2033 (the “Expiry Date”) or such earlier date as may be required or stipulated in accordance with the Plan or the terms of this Agreement; the Option, once vested, shall remain vested until the expiration, termination or surrender of the Option;
5.this Option shall be considered a Non-Qualified Stock Option;
6.except as provided in Sections 7, 8, 9 and 10 below, if the Optionee’s employment with Arbutus terminates for any reason, the unvested portion of the Option shall terminate on, and not be exercisable following, the Optionee’s date of termination, and the vested portion of the Option will remain exercisable by the Optionee, the Optionee’s estate or the Optionee’s estate’s personal representative, as applicable, until the earlier of the Expiry Date and the ninetieth (90th) day following the date of the Optionee’s termination of employment (or, if the Optionee dies during such ninety (90) day period, the first anniversary of the date of death of the Optionee);
7.in the event of the death of the Optionee, the Option shall become immediately fully vested and exercisable, and shall remain exercisable by the Optionee’s estate or the Optionee’s estate’s

Exhibit 10.3
personal representative, as applicable, until the earlier of the Expiry Date and the first anniversary of the date of death of the Optionee;
8.except as provided below in Section 9, if the Optionee’s employment with Arbutus is terminated by Arbutus without Cause (as defined in the Optionee’s executive employment agreement with the Company, dated effective as of July 10, 2023 (the “Employment Agreement”)) or by the Optionee for Good Reason (as defined in the Employment Agreement), the Option shall vest and become exercisable as of the moment immediately prior to such termination on a pro-rata basis, prorated at 1/48th of the total original number of Option Shares subject to the Option for each completed month of service as of the Optionee’s date of termination, with the vested portion of the Option remaining exercisable by the Optionee, the Optionee’s estate or the Optionee’s estate’s personal representative, as applicable, until the earlier of the Expiry Date and the ninetieth (90th) day following the date of the Optionee’s termination of employment (or, if the Optionee dies during such ninety (90) day period, the first anniversary of the date of death of the Optionee);
9.if, within twelve (12) months following a Change in Control (as defined in the Employment Agreement), the Optionee’s employment with Arbutus is terminated by Arbutus without Cause or by the Optionee for Good Reason, the Option shall become fully vested and exercisable as of the moment immediately prior to such termination, with the vested portion of the Option remaining exercisable by the Optionee, the Optionee’s estate or the Optionee’s estate’s personal representative, as applicable, until the earlier of the Expiry Date and the ninetieth (90th) day following the date of the Optionee’s termination of employment (or, if the Optionee dies during such ninety (90) day period, the first anniversary of the date of death of the Optionee);
10.if the Optionee’s employment with Arbutus is terminated by Arbutus for Cause (as defined in the Employment Agreement), the Option, whether or not vested, shall be immediately forfeited and cancelled, without any consideration therefore, and any and all rights of the Optionee with respect to or arising from the Plan shall terminate, as of the commencement of the date that notice of such termination is given, without regard to any period of reasonable notice or any salary continuance, except as otherwise determined by the Committee;
11.the Option may be exercised only by notice signed by the Optionee or, in certain circumstances permitted by the Plan, the legal representative of the Optionee, and accompanied by full payment for the Option Shares being purchased;
12.the Optionee (i) meets the criteria set out in Section 5 of the Plan as of the Grant Date; (ii) is aware that the grant of the Option is exempt from the obligation under applicable securities laws to file a prospectus or other registration document qualifying the distribution; (iii) will, upon each exercise or settlement of an Option and if requested by the Company, confirm these representations; and (iv) will, upon each exercise or settlement of an Option, comply with all applicable securities laws, rules and regulations, including restrictions on transfer;
13.the Company will have no obligation to issue any Option Shares until the Company is satisfied that the issuance of such Option Shares to the Optionee will be exempt from all registration or qualification requirements of applicable securities laws and will be permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject;

Exhibit 10.3
14.the Option is subject to the terms and conditions set out in the Plan, and if there is any conflict between the terms of this Agreement and the Plan, the terms of the Plan will govern, despite any term of this Agreement; and
15.nothing herein or otherwise shall be construed so as to confer on the Optionee any rights as a shareholder of the Company with respect to any common shares in the capital of the Company reserved for the purpose of the Option.
All capitalized terms not defined herein shall have their respective meanings as set out in the Plan.
This Agreement is governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.
By signing this Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and accepts the Option in accordance with the terms of the Plan and this Agreement.
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Exhibit 10.3
IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the Grant Date.

SIGNED, SEALED and DELIVERED

/s/ J. Christopher Naftzger
J. Christopher Naftzger

/s/ William H. Collier
William H. Collier
Authorized Signatory of the Company